Exhibit 10.11

SERVICES AGREEMENT

The present SERVICES AGREEMENT (hereinafter the “Agreement”) is made effective as of this day of January 21, 2016 (the “Effective Date”), by and between SenesTech, Inc, 3140 N, Caden Court, Suite 1 Flagstaff, Arizona, United States (hereinafter “SenesTech”); Bioceres, Inc., a Delaware corporation and wholly-owned subsidiary of Bioceres S.A. with offices at Ocampo 210 Bis, Predio CCT, Rosario (2000), Argentina (hereinafter “Bioceres”) and INMETS.A., an Argentinean corporation with a registered office at Ocampo 210 bis, Rosario, Santa Fe, Argentina, (hereinafter “INMET) and jointly with SenesTech the Service Providers (hereinafter “Providers”).

SenesTech, Bioceres and Providers shall individually or collectively be referred to as a “Party” or the “Parties”.

WHEREAS, SenesTech is a life science company that has developed a technology for managing animal pest populations through fertility control.

WHEREAS, Bioceres is a fully-integrated agricultural technology company with a strong leadership position in South America.

WHEREAS, INMET is a industrial biotechnology company with expertise on the production of industrial enzymes and fermentation technologies;

WHEREAS, SenesTech and Bioceres wish Providers to conduct services including but not limited to research and development activities designed to obtain an efficient production method for synthetic triptolide based on metabolic engineering of Bacillus subtilis strains, as described in Exhibit B herein;

WHEREAS, SenesTech and Bioceres desire to establish one or more strategic business relationships between them and to enter into a business relationship under the form of a joint venture company for the development and commercialization of synthetic triptolide (hereinafter the “NewCo”).

WHEREAS, in accordance with the business of the NewCo, SenesTech and Bioceres undertake that the services provided under this Agreement could be funded as contributed services by SenesTech and Bioceres for the benefit of the NewCo, and

NOW, THEREFORE, for and in consideration of the promises and other obligations reflected herein, the Parties agree as follows:

Article 1. Definition

The following capitalized terms shall have the meaning ascribed to them below:

By “Affiliates”, the Parties mean any corporation or other entity which directly or indirectly:

(a)	Controls;

(b)	is Controlled by; or

(c)	is under the common Control of the Controller of, such Party.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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In this definition, “Control” (including its cognates such as “Controlling” or “Controls” or “Controller”) means in respect of any Person the ownership directly or through one or more intermediate entities of 50% or more of the voting shares in a company or, in respect of any other legal entity, ownership of 50% or more of the equity in the legal entity or the ability, directly or through one or more intermediate entities, to director cause the direction of the management and policies of such Person including without limitation the ability to select 50% or more of the board of directors of such Person (or functionally similar group). A group of Persons shall be deemed to Control another Person if (a) such group collectively has rights that if held by a single Person would constitute Control of such other Person hereunder; and (b) the Persons in such group have agreed to coordinate their behavior by contract with respect to the exercise of such rights.

By “SenesTech Material”, the Parties mean the material listed in Exhibit A hereinafter enclosed, any and all mutants, constituents, progeny and derivatives of such materials (including, but not limited to, substances that constitute a functional subunit of or product expressed by the materials, such as subclones, protein expressed from DNA, RNA, or corresponding sequence information, cell lines, plants, seeds, and parts thereof expressing such materials) and related proprietary information, to be provided by SenesTech and/or its affiliates to Providers for the sole purpose of Providers performing the Services, in accordance with and pursuant to this Agreement.

By “Facility” the Parties mean the Providers’ facilities located at Ocampo 210 bis, Rosario, Argentina; and the other trial facilities where the Providers and Providers’ subsidiary, contractor or employee shall perform the Services;

By “Intellectual Property Rights, the Parties mean all intellectual property including but not limited to:

(a)          patents, pending applications for patents, and rights to apply for patents in any part of the world;

(b)          copyrights, design rights, Internet domain names, and database rights, whether registered or unregistered, and software;

(c)          pending trademark and service mark applications, registered trademarks and service marks, registered designations of origin, unregistered trademarks and service marks, including common law trademarks and service marks, rights to trade dress and company names, and in each case with any and all associated goodwill;

(e)          genetic material;

(f)          inventions and related improvements, if any, processes, designs, formulae, trade secrets, know-how, industrial models, confidential technical and business information, manufacturing, engineering and technical drawings, and product specifications, if any;

(g)          reissues, divisions, continuations, continuations-in-part, renewals, extensions and registrations or foreign counterparts of any of the foregoing; and

(h)          rights to claim priority, reciprocity, or national treatment.

By “Person”, the Parties mean an individual, corporation, partnership, trust, limited liability company or other entity, including without limitation a governmental authority.

By “Results”, the Parties mean the results of the research and development Services, including all deliverables, improvements, discoveries, development, original works of authorship, trade secrets, information, material, know-how, results, inventions, and/or other matter capable of being the subject of Intellectual Property Rights, whether or not patentable, which is conceived, first reduced to practice or writing, and/or developed in whole or substantial part in the course of the Services and in performing under the Work Plan, all of which will be jointly owned by SenesTech and Bioceres or the NewCo.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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By “Services”, the Parties mean the services to be provided by Providers under this Agreement, which consist in performing research and development activities designed to obtain an efficient production method for synthetic triptolide based on metabolic engineering of Bacillus subtilis strains, as, as further defined in the present Agreement and in more detail the Work Plan;

By “Third Party”, the Parties mean any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, other than SenesTech, SenesTech’s Affiliates, Bioceres, Bioceres’ Affilliate or Providers or Providers’ Affiliates.

By “Work Plan” means the research and development plan established by the Parties and attached to this Agreement as Exhibit B.

The following definitions apply unless the context requires otherwise:

(a)	the singular includes the plural and conversely;
(b)	headings are for convenience only and do not affect interpretation;
(c)	a gender includes all genders;
(d)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning.

Article 2. Conditions for the supply of the Material

SenesTech will provide INMET with the SenesTech Material and INMET shall use the SenesTech Material in strict compliance with the following terms and conditions:

2.1	INMET shall use the SenesTech Material solely for the purpose of conducting the Services, and as defined under the Work Plan.

2.2	The transfer of the SenesTech Material to INMET shall not in itself constitute any grant, option or license to Providers under any patent, trade secret or other rights now or hereinafter held by or under the control of SenesTech other than the non-exclusive, non-transferable, revocable right to use the SenesTech Material to perform the Services. Risk of loss of the SenesTech Material shall be transferred to INMET upon reception of the SenesTech Material to the Facility.

2.3	INMET shall use the SenesTech Material in compliance with all applicable laws and regulations INMET acknowledges that it is fully aware of the nature of the Material and assumes full responsibility for performing its tasks under this Agreement in accordance with any and all laws and regulations applicable at the Facility.

2.4	INMET shall not reverse-engineer, transfer, sell, assign or otherwise dispose of the SenesTech Material, including parts or sequences thereof, without the prior written agreement of SenesTech.

2.5	The SenesTech Material, the genetic characteristics of such SenesTech Material shall be used only by the personnel of INMET, or INMET’s subsidiary, contractor or employee, who has a need to use the SenesTech Material, for the purpose of performing the Services and shall not be provided to any Third Party. INMET further agrees to use all best efforts to ensure adequate security measures are in place to protect the SenesTech Material against any Third Party’s access. The SenesTech Material shall be used in the Facility only and shall not be transferred outside the Providers’s Facility without the prior written approval of SenesTech.

2.6	INMET shall bind any INMET’s subsidiary, contractor or employee to comply with terms at least as stringent as the terms herein and shall be duly responsible for its INMET’s subsidiary, contractor or employee compliance / non-compliance with the terms herein.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Article 3. Services.

3.1	Performance of Services. Providers will provide the Services to SenesTech and Bioceres as described in detail in the Work Plan.,

3.2	Work Plan. The Work Plan as established by the Parties is attached hereto as Exhibit B. In general, the Work Plan provides;

3.2.1         a description of the Services performed by Providers in sufficient detail to enable a reasonable determination of the value of such Services in accordance with Article 7 of this Agreement;

3.2.2         the approximate date upon which such Services are estimated to be initiated and completed;

3.2.3         when its deliverables are completed according to the Services; and

3.2.4         any other terms and conditions agreed upon by the Parties.

Article 4. Licenses - Ownership of Results

4.1.	SenesTech and its Affiliate and Bioceres’ and its Affiliate will each grant a non-royalty-bearing license to Providers to its Intellectual Property as may be required to fulfill the Services within the Territory on a non-exclusive basis, PROVIDED however that such Intellectual Property, shall remain the property of each Party.

4.2.	The Parties agree that the Results will be jointly owned by SenesTech and Bioceres, or NewCo. Providers hereby irrevocably assign, and shall ensure that any member of its staff assigns (if applicable), all Intellectual Property Rights in such Results for the entire duration of such Intellectual Property Rights. Compensation for the assignment of the intellectual Property Rights is included in the financial compensation paid by SenesTech and Bioceres in Article 7.

4.3.	Providers shall not make or apply for, directly or indirectly, any Intellectual Property Rights relating to or in connection with the Results, Providers shall communicate to SenesTech and Bioceres the Results, on a regular basis or upon SenesTech’s and Bioceres’s request or in accordance with any schedule agreed to between the Parties in the Exhibit B hereto. Providers shall communicate to SenesTech and Bioceres all the information and other elements, technical or administrative, that SenesTech and Bioceres may reasonably require for any Intellectual Property Rights in relation to the Results.

Article 5. Duration

The present Agreement shall enter into force as from the Effective Date and remain effective for a period of two years (the “Term”). The Term may be extended upon mutual agreement of the Parties as evidenced in a written amendment to that effect.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Article 6. Obligation to provide information

On a confidential basis and upon reasonable written request of SenesTech and Bioceres, Providers shall inform SenesTech and Bioceres on (i) the progress of the Services, (ii) each; Result obtained, once per calendar quarter and at the end of the Services, Providers will make a confidential written report to SenesTech and Bioceres with detailed information on each Result obtained.

Article 7. Financial Compensation

7.1	In consideration for the due and proper performance of the Services by Providers, SenesTech and Bioceres undertake to pay the total cost of the budgeted activities as detailed in Exhibit B, proportionately to Ownership in NewCo. First payment will not be due until the base genetic SenesTech Material is available to begin Services.

Any additional fees will need to be pre-approved in writing by SenesTech and Bioceres.

7.2	Services shall be compensated on a monthly basis, in advance, based on an approved budget.

Article 8. Undertakings, Representations and Warranties

8.1	Any SenesTech Material is provided “as-is” and Providers, SenesTech and Bioceres makes no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose. In no event shall a Party be liable for incidental or consequential damages of any kind, including economic damage or injury to property and lost profits, regardless of whether the other Party shall be advised, shall have other reason to know, or in fact shall know of the possibility of the foregoing.

8.2	Providers agrees to perform the Services for the exclusive benefit of SenesTech and Bioceres, or NewCo, in a highly professional and ethical manner. Providers undertake to comply with all applicable laws, regulations and professional standards. Providers certifies and warrants it has obtained and will maintain all necessary authorizations and has proceeded to any mandatory declaration and to proceed forthwith with the payment of any taxes, duties, levies, social insurance, and of any other contributions which may be levied, payable or, as may be required by applicable laws and regulations and in relation to the performance of the Services.

8.3	Providers represents warrants and covenants that it has full power and authority to enter into and perform the Agreement and that, as of the date of signature of the Agreement, it is not bound by any obligation or commitment with a Third Party that could conflict with the terms of the Agreement or otherwise impact the arrangement set forth herein in this Agreement.

8.4	SenesTech represents warrants and covenants that it has full power and authority to enter into and perform the Agreement and that, as of the date of signature of the Agreement, it is not bound by any obligation or commitment with a Third Party that could conflict with the terms of the Agreement or otherwise impact the arrangement set forth herein in this Agreement.

8.5.	Bioceres represents warrants and covenants that it has full power and authority to enter into and perform the Agreement and that, as of the date of signature of the Agreement, it is not bound by any obligation or commitment with a Third Party that could conflict with the terms of the Agreement or otherwise impact the arrangement set forth herein in this Agreement.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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8.6	Providers warrants that the Results delivered to SenesTech and Bioceres within the frame of the Services will be free from any liens, claims and encumbrances.

Article 9. Dispatching of the Material

At the receipt by SenesTech of a signed original of this Agreement, SenesTech shall send the SenesTech Material to Providers, at the Providers’ Facility.

Any SenesTech Material under this Agreement shall be sent free of charge by SenesTech to Providers’ Facility and if returned, shall be returned at Providers’ sole costs and responsibility.

Providers undertakes to provide SenesTech with all reasonable assistance as may be necessary for SenesTech to apply for and/or obtain any and all governmental or other authorizations, licenses and/or permits required for the delivery of the SenesTech Material to Providers pursuant to this Agreement.

Article 10. Confidentiality

10.1	During the term of this Agreement and for a period of five (5) years after its termination or expiration, Providers undertakes to keep strictly confidential and not to publish or disclose to a Third Party, all the information which is transmitted visually, orally, in writing, in electronically, or in any and all other manner by and proprietary to SenesTech, Bioceres and/or its Affiliates pursuant to and in accordance with this Agreement, and/or relating to this Agreement, the SenesTech Material, the Services and the Results (the “Confidential Information”) without the prior written consent of SenesTech and Bioceres. Nothing herein shall be construed as a restriction for a Party to disclose its own proprietary confidential information.

10.2	Providers shall only be entitled to disclose, on a need to know basis for the purpose of the Services, Confidential Information to its directors or employees, (collectively the “Authorized Recipients”); provided that Providers has previously bound such Authorized Recipients by confidentiality and restricted use obligations at least as stringent than those set forth in this Agreement. Providers shall be responsible towards SenesTech and Bioceres for any breach by its Authorized Recipients of any such confidentiality and restricted use obligations.

10.3	Notwithstanding Article 10.1, Providers may use or disclose those information to the extend it can demonstrate, by clear and convincing evidence, that such information:

(a)	at the time of disclosure or acquisition is generally available to the public, or after the time of disclosure or acquisition is generally available to the public through no wrongful act or omission of Providers and its Authorized Recipients, or

(b)	was in the lawful possession and at the free disposal of Providers prior to disclosure by SenesTech and/or Bioceres, as evidenced by written records then in the possession of Providers, or

(c)	is rightfully made available Providers by a Third Party not bound by confidentiality or restricted use obligations, or

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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(d)	is independently developed by Providers without use of the SenesTech Material and information imparted by SenesTech, or

(e)	is disclosed by Providers in order to comply with the requirements of applicable law, governmental regulation or definitive court order, provided that Providers shall first notify SenesTech and Bioceres of such required disclosure and of each Confidential Information concerned and shall limit such disclosure as far as possible under applicable law. Such disclosure shall, however, not relieve Providers of its other obligations contained herein.

10.4	Providers agrees not to publish any Result without prior written consent from SenesTech and Bioceres.

Article 11. Termination

11.1	SenesTech and Bioceres may terminate this Agreement at any moment and for any reason by giving written notice to Providers.

11.2	Upon termination or expiration of this Agreement, Providers’ right to use the SenesTech Material and the Results shall cease. Any SenesTech Material, Results remaining in the possession of Providers at such date will be destroyed or returned to SenesTech, Bioceres or to NewCo (at SenesTech and Bioceres’ decision) promptly upon the request of SenesTech, Bioceres or to NewCo.

11.3	The termination by SenesTech and by Bioceres to the Agreement does not restrict in any manner the duties or liabilities incurred or contracted by SenesTech and by Bioceres that, at the time of such termination, has already accrued to INMET.

11.4	No termination or expiration of this Agreement shall relieve either Party of its obligations set forth in 4, 7, 8, 10, 11, and 12 and such sections shall survive.

Article 12. Governing law

The present Agreement is governed by the laws of the state of Delaware without giving effect to the principles of conflicts of laws.

Any dispute arising between the Parties in connection with construing and performance or non Performance of the present Agreement shall be referred, failing agreement between the Parties, to the competent court of the state of Delaware.

Article 13. Miscellaneous

13.1	Exhibit(s) hereinafter enclosed form an integral part of this Agreement and are hereby incorporated in the Agreement.

13.2	This Agreement (a) may not be assigned or transferred by Providers without the prior written consent of SenesTech and Bioceres, (b) may not altered amended, or modified in whole or in part, except by prior written agreement signed by the Parties. However, this Agreement contemplated that shall be contributed by SenesTech and Bioceres to Newco when is established.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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13.3	If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.4	Failure to enforce any provision of this Agreement does not constitute waiver of any term hereof.

13.5	Force Majeure. Each Party shall be excused from any breach of this Agreement that is caused by a change of government regulation, war, strike, act of nature, or other similar circumstance deemed outside the reasonable control of such Party (“Force Majeure Event”). A Party claiming to be unable to perform its obligations under this Agreement shall promptly inform the other Party (the “Non-Prevented Party”) of the occurrence, nature, extent, effect and likely duration of such Force Majeure Event, and shall use all reasonable endeavors to minimize the effect of such event on the performance of its obligations under this Agreement and shall forthwith after the cessation of the event, notify the other Party thereof and resume full performance of its obligations under this Agreement. If the Force Majeure Event continues or is expected to continue for more than thirty (30) days from the date of the notification as mentioned above, the Parties shall consult each other in order to find a mutually acceptable solution for the continuation of the Agreement, during and following the cessation of the Force Majeure Event. If the Parties fail to reach an agreement following the good faith negotiation; then this Agreement shall be terminated upon prior written notice given by the Non-Prevented Party.

13.6	Any notice of communication to be given hereunder or for the purpose hereof shall be duly given by either Party if sent by prepaid registered post or by any other method of delivery capable of providing reasonable proof of receipt thereof and sent to the other Party hereto, as follow:

If to SenesTech:	If to Providers:

SenesTech, Inc.	INMET S.A.
Attn: Loretta P. Mayer	Attn: Gustavo Schujman
3140 N. Caden Court, Suite 1	Ocampo 210 Bis
Flagstaff, Arizona, United States	Rosario (2000) Argentina

If to Bioceres:
Bioceres Inc. wholly-owned subsidiary of Bioceres S.A. Attn: Federico Trucco Ocampo 210 Bis Rosario (2000) Argentina
SenesTech, Inc. Attn: Cheryl Dyer 3140 N. Caden Court, Suite 1 Flagstaff, Arizona, United States

13.7	This Agreement may be executed simultaneously in four counterparts, each of which shall be deemed an original.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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13.8	In the event of any inconsistent or incompatible provisions, the present document shall take precedence, followed by the Exhibits to this Agreement. Any provision(s) of an exhibit or annexures to the present document, which object is to exclude or otherwise limit the responsibility of a Party beyond the provisions of the present Agreement shall be null and void.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year written above.

For Inmet		For SenesTech, Inc.

By:	/s/ Federico Trucco	By	/s/ Loretta P. Mayer
Name: Federico Trucco		Name: Loretta P. Mayer
Title: Legal Representative		Title: CEO

For Biocares Inc.

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: President & CEO

For SenesTech, Inc. (as Providers)

By:	/s/ Cheryl Dyer
Name: Cheryl Dyer
Title: Chief Research Officer

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit A

SenesTech Material

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit B

Work Plan & Budget

Providers shall perform the following Services:

1.	INMET

Activity	xxxx	xxxx	Deliverable
A. Pathway identification
A.1.Transcriptome mining			Candidate gene list
A.2. Complete cDNA obtainment			Gene sequences
B. Strain construction
B.1. xxxx pathway genes design & synthesis			Synthetic genes
B.2. Triptolide pathway genes design & synthesis			Synthetic genes
B.3. Gene cloning			Plasmid library
B.4. Construction of strains			Strain collection
C. Product characterization
C.1. Characterization of xxxx			Chemical structure data
C.2. Quantification of xxxx			Production yield
D. Strain optimization
D.1. Metabolic profile of producer strain
D.2. Knock-down of selected pathways			Improved strains
D.3. Overexpression of selected pathways			Optimized strains
E. Triptolide Purification			Pure triptolide at laboratory scale
F. Scale up			Pure triptolide at pilot scale

INMET to perform the services according to industry-accepted standards

Budget

Tentative costs are indicated in ’000 U$S dollars.

Services & consumables

Bioinformatics	XXXX	Synthetic genes	XXXX
cDNA filling	XXXX	Molecular biology kits & reagents	XXXX

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Disposable material	XXXX
General reagents	XXXX
RMN analysis	XXXX
HPLC-MS/MS analysis	XXXX
GC-MS analysis	XXXX
Solvents	XXXX
Lab fermentation	XXXX
Scale up	XXXX
Replacements & equipment maint.	XXXX
Small lab equipment	XXXX

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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FIRST DRAFT - CONFIDENTIAL

Subtotal	XXXX

Human resources + overhead

Three technicians at full dedication; two platform managers and one lab manager at 50% dedication; unit manager at 15% dedication. Subtotal: XXXX

Total budget: 720.

2. SenesTech

BIOASSAYS for TRIPTOLIDE POTENCY

For each sample or batch to be tested there is a graded increase in effort, money and time to ascertain potency or efficacy that is essential for ContraPest to work and have market value

1.	Run high pressure liquid chromatography (HPLC) analysis of triptolide content
a.	If purity is less than 90% run simple organic extractions, chloroform-methanol or ethyl acetate extractions
b.	Dry off organic solvents and reconstitute to reanalyze on HPLC, must be greater than 90% pure

2.	Make ContraPest bait with candidate triptolide and conduct rapid screen for triptolide effect on male rat testes weight
a.	In developing ContraPest we discovered that male rats are very sensitive to dosing so that within xxxx of bait takes the testes weight is significantly xxxx
b.	Provide ContraPest to adult male rats for xxxx, morning of xxxx euthanize rats, weigh testes, epididymis and body and express as testis and epididymis index

3.	Before scaling up a fermentation and/or purchasing kilogram quantities from a triptolide source, conduct a feed and breed assessment
a.	Provide bait for xxxx prebait and xxxx CP bait, put mating pairs together for xxxx and observe female rats for another xxxx to determine if pregnant and/or give birth
b.	Once females and males are separated, euthanize the males and determine testis, epididymis indices
c.	Any pups bom will be euthanized at post natal xxxx
d.	End of experiment euthanize the females, collect ovaries, fix and bank tissue

Assessment 1: cost $200 for duplicate measurements, time 2-3 days

Assessment 2: cost $750 per group of 4 male rats housed for 20 days (retired breeders, per diem, ContraPest bait, necropsy), time 2-3 weeks

Assessment 3: cost $2200 per group of 8 rats, 4 of each sex, for 65 days, due to experiment being 3 times longer than assessment 2 and more hands on procedures during necropsy, time 2 months

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.